THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ACORN ENERGY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 P.M. New York City time on the last day of the Exercise Period, as defined in this Warrant

COMMON STOCK PURCHASE WARRANT

OF

ACORN ENERGY, INC.

This is to certify that, FOR VALUE RECEIVED, Leap Tide Capital Management LLC (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from ACORN ENERGY, INC., a Delaware corporation (the “Company”), at an exercise price per share of Thirteen Cents ($0.13), subject to adjustment as provided in this Warrant (the “Warrant Exercise Price”), thirty-five thousand (35,000) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as the “Warrant Shares.”

1. DEFINITIONS. The following terms shall have the meanings set forth below:

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash and/or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Exercise Period” shall mean the period (i) commencing (A) on the Issuance Date with respect to one-fourth of the Warrant Shares, (B) on June 16, 2016 with respect to an additional one-fourth of the Warrant Shares, (C) on September 16, 2016 with respect to an additional one-fourth of the Warrant Shares and (D) on December 16, 2016 with respect to the remaining one-fourth of the Warrant Shares, and (ii) ending at 5:00 p.m., Eastern Time, on the earlier of (A) March 16, 2023 or (B) 18 months from the date Jan H. Loeb ceases to be a director, officer, employee or consultant of the Company.

“Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on an exchange, then the closing or last sale price, reported for the last business day immediately preceding the Determination Date.

(b) If the Company’s Common Stock is not traded on an exchange but is traded on the OTCQB, the Pink Sheets, or other public trading market, then the mean of the average of the closing bid and asked prices on such market reported for the last business day immediately preceding the Determination Date.

“Issuance Date” shall mean March 16, 2016.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2. EXERCISE OF WARRANT.

(a) This Warrant may be exercised in whole or in part at any time or from time to time from the Issuance Date until the end of the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Warrant Exercise Price (or in certain events, by “cashless” exercise as provided in Sections 2(b) and 2(c) below) for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon exercise. All issuances of Common Stock pursuant to the exercise of this Warrant shall be rounded down to the nearest whole share.

(b) If a registration statement filed by the Company under the Securities Act is effective and the Holder may utilize it to sell the Warrant Shares, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 2(a) above. If no such registration statement is then effective, then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Warrant Exercise Price, (ii) by surrender of all or a portion of this Warrant in accordance with Section 2(c) below (“cashless exercise”) or (iii) by a combination of any of the foregoing methods, for the number of shares of Common Stock specified in such form and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or other securities) determined as provided herein.

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(c) If the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and no registration statement relating to the shares of Common Stock underlying this Warrant is effective, in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=	Y (A-B)
A

Where X=	the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B=	Warrant Exercise Price (as adjusted to the date of such calculation)

(d) Common Stock Legend. The Holder acknowledges and agrees that until such time as the Warrant Shares have been registered and sold in accordance with an effective registration statement, or pursuant to an exemption from registration, certificates and other instruments representing any of the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ACORN ENERGY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

3. RESERVATION OF SHARES/FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

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4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Warrant to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, (and, in the case of loss, theft or destruction, of a reasonably satisfactory surety bond), and upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone; provided, however, that if the original Warrant shall be presented for transfer by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code), then in addition to any rights on the surety bond or indemnity, the Company may recover the new Warrant in accordance with the provisions of Section 8-405 of the Uniform Commercial Code.

5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6. ANTI-DILUTION PROVISIONS.

The Warrant Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant, shall be subject to adjustment as follows. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event:

(a) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split, then:

(A) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, would own or be entitled to receive after the happening of such event, and (B) the Warrant Exercise Price shall be adjusted to equal: (x) the Warrant Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately after such adjustment.

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(b) Certain Other Distributions and Adjustments.

(i) If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(A) cash,

(B) any evidences of its indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or

(C) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), then, in the case of (A) the Warrant Exercise Price shall be reduced by the amount of such cash dividend when paid, or in the case of (B) or (C) the Warrant Holder shall be given notice as provided by Section 8 of this Warrant and the opportunity to exercise the Warrant prior to any such distribution.

A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and in such event the Holder shall be entitled to receive such distribution as if the Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

7. OFFICER’S CERTIFICATE. Whenever the Warrant Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Warrant Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be forwarded to the Holder in the manner provided in Section 12 hereof.

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8. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock, or (b) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company’s Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (c) if the Company shall file a registration statement under the Securities Act, on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in clauses (a), (b) or (c) as the case may be, of this Section 8 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or (iii) such registration is filed with the Securities and Exchange Commission.

9. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by the Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 6 regarding the increase in the number of Warrant Shares potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant.

10. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant, the Warrant Shares or any other security issued or issuable upon the exercise of this Warrant may not be sold or otherwise disposed of except as follows:

(a) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt by the Company of an agreement of such person to comply with the provisions of this Section 10 with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel; or

(b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

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11. GOVERNING LAW; JURISDICTION. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Acorn Energy, Inc.
3844 Kennett Pike
Wilmington, DE 19807
Attn: Christopher E. Clouser, Chairman

If to the Holder:	Leap Tide Capital Management LLC
10451 Mill Run Circle Suite 400
Owings Mills, MD 21117
Attn: Jan H. Loeb

13. PAYMENT OF TAXES. The Company will pay the cost of all applicable documentary stamp taxes, if any, attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Warrant has been duly executed as of March 16, 2016.

ACORN ENERGY, INC.

By:
Christopher E. Clouser
Chairman

By:
Michael Barth
Chief Financial Officer

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Exhibit A

FORM OF EXERCISE NOTICE

(To be signed only on exercise of Warrant)

TO: Acorn Energy, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ shares of the Common Stock covered by such Warrant; or

___the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Sections 2(b) and (c) of this Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___	$__________ in lawful money of the United States; and/or

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Sections 2(b) and (c) thereof.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________________________ whose address is _____________________________________________ _______________________________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

(Print or Type Name)

(Address)

(Social Security or Tax I.D. Number)

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ASSIGNMENT FORM

FOR VALUE RECEIVED, __________________________________________ hereby sells, assigns and transfer unto:

Name:

(Please typewrite or print in block letters)

Address:

Social Security or Employer Identification No.:__________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________________ as attorney to transfer the same on the books of the Company with full power of substitution.

Dated: _________________, 20__.

Signature: _____________________________

Signature Guaranteed:

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